UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2021

GLOBAL DIVERSIFIED MARKETING GROUP INC.

Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	IRS Employer Identification No.)

4042 Austin Boulevard, Suite B Island Park, New York	11558
(Address of principal executive offices)	(Zip Code)

800-500-5996

Registrant’s telephone number, including area code

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act:

Common Stock, $.0001 par value per share

(Title of class)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2021, the Registrant’s sole director appointed four new members to the Company’s Board of Directors all of whom the Registrant believes are “independent”. The new directors, who will serve an initial term of one year are:

James Donegan, age 64, who has 30 years sales and marketing experience in the food industry. Mr Donegan’s experience is as follows:

P&G 1979-1981

Pepsi USA 1981-1983

Ragu Foods/Unilever 1983-1989

McCain Ellio’s Foods 1989-1992

5 Star Brokerage Company 1992-1997

Vicorp Restaurants 1997-2001

Café Valley Bakery 2001-2004

Cereform USA 2004-2006

Crestview Consultants 2006-Current

Michael Cascione, Sr. age 62 was the founder of and has been president of Group C, a company engaged in vending machine and pantry supply since 1989 .Mr. Cascione has over thirty years experience in the vending machine and food distribution industries.

Sandra G. Williams age 76 has been a consultant to a New York City sportswear and dress manufacturer since May 2018. Prior thereto was at TJX Corporation in various capacities from 2000 to 2018.

David Natan age 67 is a CPA and has been CEO of David Natan & Associates since 2007. Prior thereto he was CFO for five listed public companies.

Each of the Registrant’s newly appointed directors will receive a grant of 25,000 shares of common stock.

Item 9.01 Financial Statements and Exhibits

Financial Information

None

Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Diversified Marketing Group, Inc.

March 1, 2021	By:	/s/ Paul Adler
Paul Adler
President